UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2021 (January 4, 2021)

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On January 4, 2021, the Board of Directors of American Battery Metals Corporation (the “Company”) appointed David Corsaut as Chief Financial Officer of the Company (the “CFO Appointment”).

In connection with the CFO Appointment, the Company entered into an employment agreement with Mr. Corsaut, dated December 29, 2020 (the “CFO Agreement”). The term of the CFO Agreement is three years. Pursuant to the CFO Agreement, Mr. Corsaut is entitled to receive an annual salary of $300,000. In addition, Mr. Corsaut shall be entitled to receive for bonus cash and equity compensation upon the achievement of certain milestones as set forth in the CFO Agreement. The CFO Agreement is attached as Exhibit 10.1 to this Current Report and incorporated herein by this reference.

Mr. Corsaut, age 65, has more than 35 years’ experience as a founder, leader, senior executive, advisor, trustee and financier of businesses in the United States, Europe, Latin America and Asia. Mr. Corsaut has managed more than 100 successful mergers and acquisitions. Mr. Corsaut was the co-founder of Exxedus Capital Partners, LLC (“ECP”) based in St Louis, a business consulting firm that receives 95% of its engagements through its extensive referral network. Mr. Corsaut was the COO of Distribution Services Limited (“DSL”), a $400 million international logistics/supply chain concern. Mr. Corsaut was a founder and COO of a global software services (“LMI”) company where his responsibilities included securing equity capital from VC funds for the expansion of the Company. LMI’s customers included Ford, Sony, Mitsubishi, Allen Bradley, CA and Microsoft. From 2003 to 2005, Mr. Corsaut acted as Trustee for the restructuring and merger of two publicly traded semiconductor firms. From 1999 through 2009, Mr. Corsaut was the co-founder and Managing Director of Cloyses Partners, LLC, a very successful consulting, merchant banking and turnaround firm based in Denver, CO. From 1987 to 1992, Mr. Corsaut was the Economic Development Advisor to the city government of Barcelona, Spain and the Spanish Government. Mr. Corsaut was the lead financier and a Director of a Colorado based real estate development and residential home builder, Pride-Mark Homes (“PMH”). PMH grew from annual sales of $15,000,000 to annual sales of over $100,000,000 in 1998. Mr. Corsaut earned a Bachelor of Science degree from Western Michigan University and has completed graduate work in accounting, finance and management both in the U. S. and Europe.

There are no arrangements or understandings between Mr. Corsaut and any other persons pursuant to which Mr. Corsaut was selected as Chief Financial Officer. There are no relationships between Mr. Corsaut and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description	Filed Herein	Incorporated Date	By Form	Reference Exhibit
10.1	Employment Agreement of David Corsaut dated December 29, 2020	X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: January 5, 2021	/s/ Douglas Cole
Douglas Cole
Chief Executive Officer